EXHIBIT 99.1

Total Investments December 31, 2018 metlife.com/investmentmanagement MetLife Investment Management MetLife, Inc.’s general account investment portfolio, as reported under U.S. GAAP, is presented below. The carrying value of the general account investment portfolio was $436.2 billion at December 31, 2018. Total Investments1 By GAAP Asset Type $436.2 Billion Fixed maturity securities 298.3 Equity securities 1.4 Contractholder-directed equity securities and fair value option securities 12.6 Mortgage loans 75.8 Policy loans 9.7 Real estate equity 9.7 Other limited partnership interests 6.6 Short-term investments 3.9 Other invested assets 18.2 1 U.S. GAAP carrying value. Amounts in billions. MetLife

Assets Under Management December 31, 2018

MetLife Investment Management (MIM) is a global fixed income and real estate manager providing differentiated investment solutions to institutional investors worldwide.

TOTAL ASSETS UNDER MANAGEMENT[1]

By Asset Type	$588.7 Billion
Public Corporates	$122.8
Mortgage Loans	$95.1
Structured Finance	$72.0
Foreign Government	$57.3
U.S. Government and Agency	$57.0
Private Corporates	$51.6
Cash and Short-Term Investments[2]	$24.6
Real Estate Equity	$21.4
Private Infrastructure	$19.0
Municipals	$16.3
Common and Preferred Equity	$15.7
Emerging Markets Debt	$11.3
High Yield	$9.7
Alternatives	$8.7
Bank Loans	$6.2

THIRD PARTY ASSETS UNDER MANAGEMENT[3]

Mandates by Client Type



7%
5%
25%
18%
264 Mandates
20%
25%

AUM by Client Type

	$156.1 Billion
Insurance/Financial	$109.8
Corporate	$16.7
Sub-Advisory	$16.4
Public	$8.3
Commingled Fund[4]	$3.7
Other[5]	$1.2

REPRESENTATIVE CAPABILITIES

Private Assets

- Private Corporates
- Private Infrastructure
- Residential Whole Loans
- Commercial Mortgage Loans
- Real Estate Equity

Public Fixed Income

- Core Based Fixed Income
- Corporate Fixed Income
- Long Duration Fixed Income
- Municipals
- Emerging Markets Debt
- Multi-Sector Fixed Income
- High Yield
- Bank Loans
- Short Duration Fixed Income
- Structured Finance

Insurance Portfolio Solutions

- Portfolio Advisory and Optimization
- Asset Liability Management
- Market Strategies

Index Strategies

[1] At estimated fair value. Amounts in billions. See Explanatory Note for non-GAAP financial information, definitions and/or reconciliations.
[2] Includes cash equivalents.
[3] At estimated fair value. Amounts in billions.
[4] Includes limited partnerships, collective trusts, mutual funds registered under the Investment Company Act and pools made available to qualifying investors.
[5] Includes non-profit clients, Taft-Hartley pension fund clients and asset manager clients.

Explanatory Note on Non-GAAP Financial Information Total Assets Under Management (“Total AUM”) is a financial measure based on methodologies other than accounting principles generally accepted in the United States of America (“GAAP”). Total AUM are comprised of GA AUM, plus Indexed SA AUM plus TP AUM (each as defined below). MetLife believes the use of Total AUM enhances the understanding of the depth and breadth of its investment management services on behalf of its general account investment portfolio, separate account index investment portfolios and unaffiliated/third party clients. General Account Assets Under Management (“GA AUM”) is a financial measure based on methodologies other than GAAP. MetLife utilizes GA AUM to describe assets in its general account investment portfolio which are actively managed and stated at estimated fair value. MetLife believes the use of GA AUM enhances the understanding and comparability of its general account investment portfolio. GA AUM are comprised of general account Total Investments and cash and cash equivalents, excluding policy loans, other invested assets, contractholder-directed equity securities and fair value option securities, as substantially all of these assets are not actively managed in MetLife’s general account investment portfolio. Mortgage loans and certain real estate investments included in GA AUM have been adjusted from carrying value to estimated fair value. Classification of GA AUM by sector is based on the nature and characteristics of the underlying investments which can vary from how they are classified under GAAP. Passive-Indexed Separate Account Assets Under Management (“Indexed SA AUM”) are passive-indexed insurance company separate account investment portfolios, which are stated at estimated fair value, managed by MetLife that track the return of industry market indices. Indexed SA AUM represent separate account assets of MetLife insurance companies which are included in MetLife, Inc.’s consolidated financial statements at estimated fair value. Third Party Assets Under Management (“TP AUM”) are non-proprietary assets managed by MetLife on behalf of unaffiliated/third party clients, which are stated at estimated fair value. TP AUM are owned by such unaffiliated/third party clients; accordingly, TP AUM are not included in MetLife, Inc.’s consolidated financial statements. GA AUM and Total AUM are non-GAAP financial measures and should not be viewed as substitutes for Total Investments, the most directly comparable GAAP measure. A reconciliation of Total Investments to GA AUM and Total AUM is set forth in the table below. Total Investments under GAAP includes short-term investments and excludes cash and cash equivalents. Additional information about MetLife’s general account investment portfolio is available in MetLife, Inc.’s quarterly financial materials for the quarter ended December 31, 2018, which may be accessed through MetLife’s Investor Relations Web page at http://investor.metlife.com. Reconciliation of Total Investments to General Account Assets Under Management and Total Assets Under Management ($ in Billions) 12/31/18 Total Investments $436.2 > Plus cash and cash equivalents 15.8 > Plus fair value adjustment – mortgage loans 1.0 > Plus fair value adjustment – real estate equity 5.7 > Less policy loans 9.7 > Less other invested assets 18.2 > Less contractholder-directed equity securities and fair value option securities 12.6 General Account Assets Under Management $418.2 > Plus passive-indexed separate account assets under management 14.4 > Plus third party assets under management 156.1 Total Assets Under Management $588.7 © 2019 METLIFE, INC. MetLife Investment Management | One MetLife Way | Whippany, New Jersey 07981 MetLife